UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 2, 2015

Aetna Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-16095	23-2229683
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

151 Farmington Avenue, Hartford, CT	06156
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(860) 273-0123

Former name or former address, if changed since last report:	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure.

On March 2, 2015 through March 11, 2015, management of Aetna Inc. (“Aetna,” “we,” “us” or “our”) expects to participate in presentations and meetings with investors and analysts, including presentations and meetings at the Cowen & Company 35th Annual Health Care Conference in Boston, Massachusetts on March 2, 2015; the Raymond James 36th Annual Institutional Investors Conference in Orlando, Florida on March 3, 2015; and the Barclays Global Healthcare Conference 2015 in Miami, Florida on March 11, 2015. During these presentations and meetings, we expect to reaffirm our full-year 2015 operating earnings per share projection of at least $7.00. (1)

(1)
Projected full-year 2015 operating earnings per share reflect a range of 350 million to 352 million weighted average diluted shares. Projected operating earnings and projected operating earnings per share exclude from net income attributable to Aetna estimated after-tax amortization of other acquired intangible assets of approximately $165 million ($255 million pretax), projected integration-related costs related to the Coventry Health Care, Inc. ("Coventry"), InterGlobal group (“InterGlobal”) and bSwift LLC ("bSwift") acquisitions, any future net realized capital gains or losses and other items, if any, that neither relate to the ordinary course of our business nor reflect our underlying business performance. Aetna is not able to project the amount of future net realized capital gains or losses or any such other items (other than estimated after-tax amortization of other acquired intangible assets and projected integration-related costs related to the Coventry, InterGlobal and bSwift acquisitions) and therefore cannot reconcile projected operating earnings to projected net income attributable to Aetna or projected operating earnings per share to projected net income attributable to Aetna per share in any period. Although the excluded items may recur, management believes that operating earnings and operating earnings per share provide a more useful comparison of Aetna's underlying business performance from period to period. After-tax amortization of other acquired intangible assets relates to our acquisition activities, including Coventry, InterGlobal and bSwift. However, this amortization does not directly relate to the underwriting or servicing of products for customers and is not directly related to the core performance of Aetna’s business operations. Net realized capital gains and losses arise from various types of transactions, primarily in the course of managing a portfolio of assets that support the payment of liabilities. However, these transactions do not directly relate to the underwriting or servicing of products for customers and are not directly related to the core performance of Aetna's business operations. In addition, management uses operating earnings to assess business performance and to make decisions regarding Aetna's operations and the allocation of resources among Aetna's businesses. Operating earnings is also the measure reported to the Chief Executive Officer for these purposes. Non-GAAP financial measures we disclose, such as operating earnings and operating earnings per share, should not be considered a substitute for, or superior to, financial measures determined or calculated in accordance with GAAP.

CAUTIONARY STATEMENT; ADDITIONAL INFORMATION -- Certain information in this Form 8-K is forward-looking, including our projections as to operating earnings per share, amortization of other acquired intangible assets and weighted average diluted shares. Forward-looking information is based on management's estimates, assumptions and projections and is subject to significant uncertainties and other factors, many of which are beyond our control. Important risk factors could cause actual future results and other future events to differ materially from those currently estimated by management, including: unanticipated increases in medical costs (including increased intensity or medical utilization as a result of flu or otherwise; changes in membership mix to higher cost or lower-premium products or membership-adverse selection; medical cost increases resulting from unfavorable changes in contracting or re-contracting with providers (including as a result of provider consolidation and/or integration); increased pharmacy costs (including in our health insurance exchange products)); the implementation of health care reform legislation, including collection of health care reform fees, assessments and taxes through increased premiums; adverse legislative, regulatory and/or judicial changes to or interpretations of existing health care reform legislation and/or regulations; the implementation of health insurance exchanges; the profitability of our public health insurance exchange and Medicare Advantage products, where membership may have more adverse health status and/or higher medical benefit utilization than we projected; our ability to offset Medicare Advantage and PDP rate pressures; and changes in our future cash requirements, capital requirements, results of operations, financial condition and/or cash flows. Health care reform will continue to significantly impact our business operations and financial results, including our pricing and medical benefit ratios. Key components of the legislation will continue to be phased in through 2018, and we will be required to dedicate material resources and incur material expenses during 2015 to implement health care reform. Certain significant parts of the legislation, including aspects of public health insurance exchanges, Medicaid expansion, enforcement related reporting for the individual and employer mandates, reinsurance, risk corridor and risk adjustment and the implementation of Medicare Advantage and Part D minimum MLRs, require further guidance and clarification at the federal level and/or in the form of regulations and actions by state legislatures to implement the law. In addition, pending efforts in the U.S. Congress to amend or restrict funding for various aspects of health care reform, and litigation challenging aspects of the law continue to create additional uncertainty about the ultimate impact of health care reform. As a result, many of the impacts of health care reform will not be known for the next several years. Other important risk factors include: adverse changes in health care reform and/or other federal or state government policies or regulations as a result of health care reform or otherwise (including legislative, judicial or regulatory measures that would affect our business model, restrict funding for or amend various aspects of health care reform, limit our ability to price for the risk we assume and/or reflect reasonable costs or profits in our pricing, such as mandated minimum medical benefit ratios, or eliminate or reduce ERISA pre-emption of state laws (increasing our potential litigation exposure)); adverse and less predictable economic conditions in the U.S. and abroad (including unanticipated levels of, or increases in the rate of, unemployment); reputational or financial issues arising from our social media activities, data security breaches, other cybersecurity risks or other causes; our ability to diversify our sources of revenue and earnings (including by creating a consumer business and expanding our foreign operations), transform our business model, develop new products and optimize our business platforms; the success of our Healthagen®(including Accountable Care Solutions and health information technology) initiatives; adverse changes in size, product or geographic mix or medical cost experience of membership; managing executive succession and key talent retention, recruitment and development; failure to achieve and/or delays in achieving desired rate increases and/or profitable membership growth due to regulatory review or other regulatory restrictions, the difficult economy and/or significant competition, especially in key geographic areas where membership is concentrated, including successful protests of business awarded to us; failure to adequately implement health care reform; the outcome of various litigation and regulatory matters, including audits, challenges to our minimum MLR rebate methodology and/or reports, guaranty fund assessments, intellectual property litigation and litigation concerning, and ongoing reviews by various regulatory authorities of, certain of our payment practices with respect to out-of-network providers and/or life insurance policies; our ability to integrate, simplify, and enhance our existing products, processes and information technology systems and platforms to keep pace with changing customer and regulatory needs; our ability to successfully integrate our businesses (including Coventry, the InterGlobal group, bSwift and other businesses we may acquire in the future) and implement multiple strategic and operational initiatives simultaneously; our ability to manage health care and other benefit costs; adverse program, pricing, funding or audit actions by federal or state government payors, including as a result of sequestration and/or curtailment or elimination of the Centers for Medicare & Medicaid Services' star rating bonus payments; our ability to reduce administrative expenses while maintaining targeted levels of service and operating performance; failure by a service provider to meet its obligations to us; our ability to develop and maintain relationships (including collaborative risk-sharing agreements) with providers while taking actions to reduce medical costs and/or expand the services we offer; our ability to demonstrate that our products and processes lead to access to quality affordable care by our members; our ability to maintain our relationships with third-party brokers, consultants and agents who sell our products; increases in medical costs or Group Insurance claims resulting from any epidemics, acts of terrorism or other extreme events; changes in medical cost estimates due to the necessary extensive judgment that is used in the medical cost estimation process, the considerable variability inherent in such estimates, and the sensitivity of such estimates to changes in medical claims payment patterns and changes in medical cost trends; a downgrade in our financial ratings; and adverse impacts from any failure to raise the U.S. Federal government's debt ceiling or any sustained U.S. Federal government shut down. For more discussion of important risk factors that may materially affect Aetna, please see the risk factors contained in Aetna's 2014 Annual Report on Form 10-K ("Aetna's 2014 Annual Report") on file with the Securities and Exchange Commission (the "SEC"). You also should read Aetna’s 2014 Annual Report for a discussion of Aetna’s historical results of operations and financial condition.

The information in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”) or otherwise subject to the liabilities of that Section, and shall not be or be deemed to be incorporated by reference in any Aetna filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aetna Inc.

Date: March 2, 2015	By:	/s/ Rajan Parmeswar
Name: Rajan Parmeswar
Title: Vice President, Controller and Chief Accounting Officer